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                                                                    Exhibit 10.2

                              AGREEMENT OF SUBLEASE

     This Sublease is made and entered into by and between Larry Wayne Cranford and Carla Jane Cranford, husband and wife, d/b/a Cranford's Fresh World (hereinafter referred to as "Sublessor") and Bank of the Ozarks, an Arkansas banking corporation with its principal office at Chenal Parkway and West Markham Streets, Little Rock, Arkansas (hereinafter referred to as "Sublessee") on the following terms and conditions:

                                  DECLARATIONS:

     A. Sublessor presently operates a supermarket ("Supermarket") which it leases from East Gate, LLC ("East Gate") located at 25255 Highway 5, Suite B, Lonsdale, Arkansas (hereinafter referred to as the "Shopping Center");

     B. Sublessor desires that Sublessee establish and operate a retail banking and depository facility (hereinafter referred to as the "Bank Facility") in the Supermarket on the terms and conditions hereinafter set forth;

     C. Sublessee desires and is willing to establish and operate the Bank Facility in the Supermarket on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants set forth below, and other good and valuable consideration, Sublessor and Sublessee agree as follows:

     1. LEASE OF SPACE. Sublessor does hereby rent, lease and demise unto Sublessee, and Sublessee does hereby rent, lease and accept from Sublessor, for the purpose of establishing and operating the Bank Facility, a space of approximately 449 square feet, in the front quadrant of the Supermarket (hereinafter referred to as the "Space," as shown on the floor plan which is attached hereto as Exhibit A and made a part hereof by this reference.

     2.  TERM.

         A. This Sublease is made and accepted for a term of five (5) years. Said term shall begin on the commencement date, as hereinafter defined, and run for five (5) years thereafter.

         B. The commencement date shall be the first (1/st/) day of the calendar month coming next after the later of the (i) date when the lease is signed, (ii) all required consents or approvals of the Federal Deposit Insurance Corporation, the Commissioner of Banking for the State of Sublessee's incorporation shown above or any other federal or state bank or thrift institution regulatory agency having jurisdiction over Sublessee (the "Regulatory Agency") shall have been obtained to open and maintain the Bank Facility for banking business at the location of the Space; (iii) Sublessee has completed its modifications of the Space and is open for business at the Banking Facility, but no later than August 1, 2002.

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                  C. Sublessee shall promptly make an application to any such regulatory agency for approval to operate a retail banking depository facility in the Supermarket and shall exercise due diligence to obtain same. Sublessee shall give Sublessor notice when the approval has been issued. If said approval has not been obtained by July 1, 2002, Sublessee may terminate this Sublease without any liability.

                 D. Sublessee shall have the right to occupy the Space after receiving regulatory approval prior to opening for business for the sole purpose of completion of the Improvement Work as defined herein. The cost of all Improvement Work shall be Sublessee's expense. Additionally, upon receipt of the approval referenced in Subparagraphs 2-B-(ii) and 2-C, Sublessee shall pay to Sublessor the sum of $3,000 as an allowance for any and all expenses Sublessor incurs adapting the Supermarket to the Bank Facility.

         3. RENT. Sublessee shall pay to Sublessor as rent for the space an amount equal to $1,500 per month for the original five (5) year term of this Sublease, but only after the first six (6) months, such rent to be payable in advance, commencing on the date which is six (6) months after the Commencement Date, and not later than the fifth (5/th/) day of each calendar month during the continuance of this Sublease. All rent shall be payable to Sublessor at its principal office shown above.

         4.      USE AND OCCUPANCY.

                 A. Sublessee shall have the right to use and occupy the Space for the sole purpose of establishing and operating a retail banking and depository facility for the benefit and convenience of the public and for no other use and purpose except that Sublessee may offer at the Bank Facility such services or products as are customarily offered by Sublessee at its other Bank Facilities. Sublessee's exclusive right hereunder to provide retail banking and other depository services in the Supermarket shall not limit or restrict Sublessor's right to make change, cash checks, verify checks, arrange for check verification, sell money orders, or to transact or conduct any other commercial activity or service which is necessary and customary for the proper and adequate operation of the Supermarket.

                 B. If Sublessee elects to include a night depository in the operation of the Bank Facility, then the location of same shall be subject to the prior approval of Sublessor (but such approval shall not be unreasonably or arbitrarily withheld by Sublessor).

                 C. Sublessee shall have the exclusive right to place an automated teller machine ("ATM") in the Bank Facility, the location of same to be subject to the prior approval of Sublessor (but such approval shall not be unreasonably or arbitrarily withheld by Sublessor). Sublessor shall sublease no other space in the Supermarket for use by a depository institution or similar use, including but not limited to a branch bank or ATM, while the Sublease is in effect.

                 D. Sublessee shall comply with all applicable federal, state, and local laws, rules, regulations, and ordinances governing or regulating the establishment and operation of the Bank Facility.

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                  E. Sublessee, in its sole discretion, shall determine the days and hours during which the Banking Facility will be open for business; provided, however, the Banking Facility will not be open for business at any time when the Supermarket is not open for business; and provided further, the Banking Facility will open for a minimum of forty (40) hours per week. Sublessee shall provide Sublessor with a schedule of business hours and holidays and shall not change such schedule except after giving Sublessor two (2) weeks advance notice of any change.

         5.       EMPLOYEES.

                  A. Sublessee shall cause its employees to comply with reasonable rules and regulations as from time to time mutually agreed upon by the parties pertaining to employee ingress, egress, and parking and use by them of Sublessor's employee restroom and breakroom, to which Sublessor consents. Canvassing, soliciting and peddling by non-employees of Sublessor and Sublessee in the Supermarket are prohibited and Sublessee and Sublessor shall cooperate to prevent the same.

                  B. Sublessee shall be solely responsible for providing security for the Bank Facility, and Sublessee acknowledges that Sublessor is not an insurer of the Bank Facility and the Sublessor does not undertake to provide any security for the Bank Facility.

         6.       IMPROVEMENT WORK.

                  A. Sublessee shall have the right to improve the Space (herein referred to as the "Improvement Work") so that the Space may be used for the establishment and operation of a Banking Facility in accordance with Section 4 hereof and, at its own expense, to complete the total improvements.

                  B. Sublessee shall repair any damage to Sublessor's property arising from the contractor's operations relating to the Improvement Work.

                  C. Sublessee, at its sole cost and expense, shall furnish all improvements, fixtures, equipment, and furnishings which it deems necessary or desirable for the establishment and operation of the Bank Facility. All permits, licenses, and authorizations required in connection with the Improvement Work shall be obtained and paid for by Sublessee as the same are required.

                  D. Sublessee shall make no major structural alterations or additions of any kind to the Space or the Bank Facility without first obtaining Sublessor's consent (not to be unreasonably or arbitrarily withheld), Sublessor having approved the plot plan represented by Exhibit A hereto.

         7. SIGNS. Sublessee shall have the right to erect whatever signs on the Supermarket property (including the Supermarket building, lot and grounds) it deems appropriate, provided that such signs shall not violate the terms of the prime lease or any applicable law, ordinance or governmental regulation.

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         8.  MAINTENANCE. Sublessee shall, at its sole cost and expense, take good care of and maintain the Bank Facility in good order and repair, including, without limitation, telephone or other lines for computer/data processing and transmission for the Bank Facility. The sidewalks and public portions of the Supermarket, such entrances, passages, vestibules, and aisles, shall not be obstructed or encumbered by Sublessee or Sublessor. No cooking shall be done or permitted by Sublessee in the Space. Neither Sublessee nor any of Sublessee's servants, employees, agents, visitors, or licensees, shall at any time bring or keep in the space any flammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Sublessee's business. Canvassing, soliciting and peddling by non-employees of Sublessor and Sublessee in the Supermarket are prohibited and Sublessee and Sublessor shall cooperate to prevent the same.

         9.  UTILITIES.

             A. Except as provided in subsection (B) of this Section 9, Sublessor agrees to furnish to the Bank Facility, at Sublessor's sole cost and expense, all electricity, heat, air conditioning and other utilities.

             B. Sublessee shall furnish, at Sublessee's cost and expense, all telephone data transmission services, including all line, cables, and connections necessary for the operation of the Bank Facility.

         10. INSURANCE. Sublessee shall maintain, with respect to the Space, public liability insurance with limits (for each occurrence) of at least Two Hundred Fifty Thousand Dollars ($250,000) for the injury or death of any one person; and at least Five Hundred Thousand Dollars ($500,000) for the injury or death to all persons involved; and Fifty Thousand Dollars ($50,000) for damage to property; which may be by blanket policy. It shall be Sublessee's responsibility to purchase fire and extended coverage insurance upon the merchandise, furnishings, equipment, fixtures, and personal property it places in the Space.

         11. TAXES. During the term of this Lease, Sublessee shall pay to Sublessor, on an annual basis, such taxes which may now or hereafter be levied or assessed against the Supermarket or the land on which the Supermarket is located by the taxing authority solely on account of Sublessee's fixtures, furnishings, equipment, merchandise, personal property, and appurtenances used in connection with the operation of the Bank Facility in the Space.

         12. SURRENDER. Sublessee agrees that it shall, if not exercising the options:

             A. Remove all of the fixtures, furnishings, equipment, and personal property belonging to and being the property of Sublessee from the Space, provided that the time of removal Sublessee is not in default in the payment of rent or any other terms or provisions of this Lease;

             B. Surrender peaceful possession of the Space to Sublessor.

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         13.    PRIME LEASE.

                A. East Gate and Sublessor agree not to amend or terminate their lease agreement ("Lease") in such a way that would materially affect Sublessee's rights under this Sublease, as to parking or otherwise.

                B. In the event the Lease is terminated for any reason or Sublessor does not extend the Lease for a period beyond the term of the Sublease and any extensions thereof, East Gate agrees that any successor tenants of the Supermarket will take that space subject in all respects to the terms of this Sublease.

                C. East Gate consents to this Sublease as provided for in paragraphs 5 and 9 of the Lease, and agrees that, so long as Sublessee is not under default under the terms of the Sublease, it shall have quite possession and enjoyment of the Space. Sublessee agrees to attorn to any successor tenant or to East Gate or East Gate's mortgage lender, as the case may be.

                D. East Gate acknowledges the benefit to it of having a branch bank in the Shopping Center and, in consideration of Sublessee's entering into this Sublease, agrees that, until the termination of this Sublease or until the third anniversary of the commencement date defined in Subsection 2-B hereof, whichever is sooner, it will not lease space or permit subleases of space in the Shopping Center for a regulated financial institution, including but not limited to a branch bank, ATM or similar facility.

         14. OPTION TO EXTEND. If Sublessee shall keep, observe, and perform all the terms and conditions of this Sublease on Sublessee's part to be kept and performed, Sublessee shall have the right to extend the term of this Sublease for additional successive five (5) three-year periods from the expiration date of the original term of this Sublease. Each such extension shall be automatic unless Sublessee shall have given Sublessor written notice to the contrary at least ninety (90) days prior to the next expiration date. Sublessor's notice address for all purposes is set forth in Declaration A. Sublessee's notice address is Bank of the Ozarks, Attention; Mark Ross, Post Office Box 8811, Little Rock, Arkansas 72231-8811.

         15. ASSIGNMENT. Sublessee shall not, without the prior written consent of Sublessor, assign, hypothecate, encumber, or otherwise transfer this Sublease or any interest hereunder, or sublease the Space or any part thereof, or permit the use of the Space by any part other than Sublessee, except a successor by merger or affiliated entity.

         16. OPTION TO LEASE AND RIGHT OF FIRST REFUSAL. Sublessee shall have the first right of refusal to negotiate with Sublessor to enter into a new lease for the purpose of establishing and operating a Banking Facility similar to the one described in this Sublease in any other Supermarket(s) now owned by Sublessor or in any new Supermarket(s) Sublessor plans to acquire or open. At such time as Sublessor makes the decision to have a Banking Facility in any other Supermarket now owned by Sublessor, or to open and operate any new Supermarket(s), Sublessee shall have the option to establish and operate in such Supermarket(s) a Banking Facility similar to the one described herein, all on such terms and conditions as shall be mutually agreeable to the parties.

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         17.    FEDERAL REGULATORY AGENCY REQUIREMENTS. Notwithstanding any
other provisions contained in this Sublease, in the event the Sublessee is closed by, or taken over by, the banking authority of the State of Arkansas, or other bank supervisory authority ("Regulator"), Sublessor may thereafter terminate this Sublease only after giving such Regulatory written notice of any existing default and Sublessor's intent to terminate, and such Regulator fails to cure such default within thirty (30) days after such written notice. Provided such Regulator cures all existing defaults within thirty (30) days of notice of any such default from Sublessor, and provided thereafter such Regulator complies with all of the terms and conditions of the Sublease on behalf of Sublessee, any such Regulator shall in such event have the election either to continue or to terminate this Sublease by giving Sublessor written notice of such intention within sixty (60) days of the closing or takeover, and in the event of any election to terminate, this Sublease shall automatically terminate. In the event this Sublease is so terminated, such termination shall be without prejudice to Sublessor's claim for damages or indemnity, provided, in such event the maximum claim of Sublessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Sublease shall in no event be an amount exceeding the rent and estimated additional charges (such as common area maintenance) reserved by the Sublease, without acceleration, for the year next succeeding the date of the surrender of the Space to the Sublessor, or the date of re-entry of the Sublessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent and additional charges (such as common area maintenance) accrued. In the event this Sublease is terminated in compliance with the provisions of this section, ownership of the leasehold improvements shall, upon such termination revert to Sublessor free and clear of any encumbrances.

         IN WITNESS WHEREOF, Sublessor and Sublessee and East Gate, acting by and through their duly authorized officers, have hereunto set their hands and seals as of this 21 day of May, 2002.

                                    SUBLESSOR:       CRANFORD'S FRESH WORLD

                                 By: /s/ Larry Wayne Cranford
                                     ----------------------------------------
                                          Larry Wayne Cranford

                                 By: /s/ Carla Jane Cranford
                                     -------------------------------------------
                                         Carla Jane Cranford

                                    Signature page to Agreement of Sublease

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                      SUBLESSEE:       BANK OF THE OZARKS

                                       By: /s/ Mark D. Ross
                                           -------------------------------------
                                       Name:   Mark D. Ross
                                               ---------------------------------
                                       Title:  Vice Chairman/President
                                               ---------------------------------











                    Signature page to Agreement of Sublease

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                            EAST GATE:      EAST GATE, LLC




                                     By: /s/ Michael D. Rogers
                                         ---------------------------------------
                                            Michael D. Rogers, Managing Member





                     Signature page to Agreement of Sublease

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